L E A S E

                                     Between

                            NASHVILLE LODGING COMPANY

                                    as Lessor

                                       and

                  METRIC PARTNERS GROWTH SUITE INVESTORS, L.P.

                                    as Lessee


                             Dated April 24 , 1989.


                               2300 Elm Hill Pike

                              Nashville, Tennessee


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                                TABLE OF CONTENTS


Paragraph                                                                 Page
1.       Lease of Premises..................................................5
2.       Term...............................................................5
3.       Base Rent..........................................................5
4.       Additional Rent...................................................12
5.       Lessee's Option to Purchase the Premises..........................15
6.       Quiet Enjoyment ..................................................20
7.       Use ..............................................................21
8.       Title to Buildings and Improvements...............................22
9.       Permits, Licenses, Hotel Franchise Agreement......................23
10.      Repairs, Governmental Regulations and Waste.......................25
11.      Improvements, Changes, Alterations,
         Demolition and Replacement by Lessee..............................26
12.      Damage or Destruction.............................................29
13.      Assignment and Subletting.........................................31
14.      Mortgage of Fee...................................................32
15.      Mortgage of Leasehold.............................................34
16.      Protection of Leasehold Lender....................................34
17.      Property and Liability Insurance..................................39
18.      Mechanics' and Other Liens........................................43
19.      Indemnity.........................................................44
20.      Eminent Domain....................................................46


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Paragraph                                                                   Page
21.      Lessor's Right of Inspection.......................................50
22.      Lessee's Defaults and Lessor's Remedies............................50
23.      No Waiver..........................................................53
24.      No Merger..........................................................55
25.      No Partnership.....................................................55
26.      Covenants Run With Land............................................55
27.      Notices............................................................56
28.      Limitation of Lessor's Liability...................................57
29.      Limitation of Lessee's Liability...................................58
30.      Estoppel Certificates..............................................58
31.      Holding............................................................59
32.      Arbitration........................................................59
33.      General Provisions.................................................61
Exhibit A - Property Description
Exhibit B - Short Form Lease
Exhibit C - Base Option Price
Exhibit D - Form of Deed of Trust


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                                      LEASE

         THIS LEASE, made as of the Lot day of April, 1989, by an-between NASHVILLE LODGING COMPANY, a Wisconsin limited partnership ("Lessor"), and METRIC PARTNERS GROWTH SUITE INVESTORS, L.P., a California limited partnership ("Lessee"),

                              W I T N E S S E T H:

         WHEREAS Lessor is the owner of the real property, including the land (the "Land") and all buildings, structures and improvements thereon (the "Improvements"), located at 2300 Elm Hill Pike, Nashville, Tennessee, commonly known as the Residence Inn By Marriott and more particularly described in Exhibit A hereto; and

         WHEREAS Lessor wishes to sell to Lessee the Improvements and to lease to Lessee the Land, together with all rights, privileges and easements appurtenant thereto (herein collectively called the "Premises"), and Lessee wishes to purchase from Lessor the Improvements and to lease from Lessor the Premises, all as more particularly described in that certain Purchase and Sale Agreement, dated April Lay, 1989, among 2300 Elm Hill Pike, Inc., Lessor and Lessee (the "Purchase Agreement"). All capitalized terms not expressly defined herein shall have the meanings set forth in the Purchase Agreement.


                                        4

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         NOW, THEREFORE,  in consideration of the rents to be paid hereunder and of the agreements, covenants and conditions herein contained, Lessor and Lessee hereby agree as follows:

         1. Lease of Premises. Lessor hereby leases and demises to Lessee, and Lessee hereby leases and takes from Lessor, the Premises for the term and upon the agreements, covenants and conditions set forth herein.

         2. Term

         (a) The term of this Lease shall commence on April __ , 1989, and, unless sooner terminated as herein provided, shall terminate on April __, 2049.

         (b) As used herein, "Lease Year" shall mean each twelve (12) month period from the __ day of April through the __ day of the following April during the term hereof.

         3. Base Rent

(a) For the period from the commencement of the Lease term until the payment in full or other discharge of the Purchase Money Note (as defined in the Purchase Agreement), whether at or before its stated maturity, Lessee covenants and agrees to pay to Lessor, as annual basic rent (the "Base Rent") for the Premises, the sum of One Hundred Fifty Thousand Dollars ($150,000), of which

                                        5

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$50,000 shall be payable in equal monthly installments of $4,166.17, in advance, on the first day of each and every month during each such Lease Year or port on thereof without any right of set-off except as provided in paragraph 14 hereof. The balance of the Base Rent for each such Lease Year shall be paid as provided in subparagraph (g) below.

         (b) For the period from the payment in full or other discharge of the Purchase Money Note through the end of the tenth Lease Year, Lessee covenants and agrees to pay to Lessor, as the annual Base Rent for the Premises, the sum of One Hundred Thousand Dollars ($100,000), payable as provided in subparagraph
(g) below.

         (c) For the remaining term of this Lease, beginning on the first day of the eleventh Lease Year, the term of this Lease shall be divided into consecutive five (5) year rent periods (a Parent Periods) and Lessee covenants and agrees to pay to Lessor, as annual Base Rent for the Premises during each Rent Period, an amount equal to the product derived by multiplying the greater of the fair market value of the Premises established pursuant to subparagraph
(d) below or the base Option Price on the first day of the applicable Rent Period, calculated as provided in paragraph 5(b)(i) hereof, times the published yield to maturity of United States treasury bonds having a maturity closest to 10 years from the first day of the month immediately preceding the commencement

                                        6

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of the Rent  Period,  as  published  in the Wall Street  Journal or, if the Wall
Street Journal is not then being published, a comparable national business periodical or newspaper, less $100,000; provided that in no event shall the adjusted Base Rent be less than zero. If the mathematical result of the computation described above produces a number which is less than zero, the negative number produced by such calculation for each year during the Rent Period, plus interest thereon as hereinafter set forth, shall be due from Lessor to Lessee. Such amount, including any accrued interest thereon, shall be credited against the next Base Rent payable hereunder by Lessee, whether or not payment would otherwise be deferred under subparagraph (g) hereof. Interest at the rate of 10% per annum shall accrue on the negative amount from the first day of each Lease Year during the Rent Period until such amount is credited against the next Base Rent payable as set forth above. The adjusted Base Rent shall be payable as provided in subparagraph (g) below.

         (d) In the event Lessor and Lessee are not able to agree on the fair market value of the Premises for use in determining Base Rent for the succeeding Rent Period at least ninety (90) days prior to the commencement of such Rent Period, Lessor and Lessee shall select an MAI appraiser having not less than five years experience appraising commercial properties in the Nashville, Tennessee area to determine the fair market value of the Premises based on its

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use as a 168-room  Residence Inn or similar hotel or, if the use of the Premises has then been changed to a non-hotel use, based on the use to which it is being put, without regard to the highest and best use to which it might be put, using as the primary indicia of value the comparable sales comparison methodology based solely on properties improved for use as a mid-priced limited service, hotel or, if the use has been changed, for such changed use. The determination of value by the appraiser shall be binding on both Lessor and Lessee. If Lessor and Lessee are unable to agree upon an appraiser, each shall appoint an appraiser having the qualifications described above and shall give written notice thereof to the other not later than 75 days prior to the commencement of the Rent Period. If either shall fail timely to appoint an appraiser, the appointed appraiser shall select the second appraiser within 10 days thereafter. Such appraisers shall, within 10 days after the appointment of the last of them to be appointed, appoint a third appraiser. If the two appraisers are unable to agree timely on the selection of a third appraiser, then either appraiser may request such appointment by the American Arbitration Association. The third appraiser shall, within 45 days after his appointment, make an independent determination of fair market value of the Premises, using the methodology and assumptions outlined above, and submit his written report to Lessor and Lessee.

                                        8

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The fair  market  value of the  Premises  shall be as  determined  by the  third appraiser. Lessor and Lessee shall each pay the fees of their respective appraisers and one-half the fees of the appraiser selected jointly or by the first two appraisers for a fair market value land appraisal, and Lessee shall pay any remaining fees of such joint or third-party appraisals.

         (e) Should the adjusted Base Rent not be finally determined prior to the commencement of any Rent Period, Lessee shall continue to pay the Base Rent payable during the immediately preceding Rent Period until such determination is made. Should the monthly pro rata Base Rent for the Rent Period in question exceed the amount previously paid by Lessee for such Rent Period, Lessee shall forthwith pay the difference to Lessor. Should the monthly pro rata Base Rent for the Rent Period in question be less than the amount previously paid by Lessee for such Rent Period, the over-payment shall be credited to the next installments of rent due hereunder.

         (f) If the last Rent Period during the term of this Lease is not a full five (5) years, the Base Rent for such Rent Period shall nevertheless be computed in the manner specified in subparagraph 3(c) above. Base Rent for any fractional Lease Year, including the first Lease Year if such shall be less than three hundred and sixty-five (365) days, during the term of this Lease shall be prorated appropriately.


                                        9

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         (g)  Payment  of  the  Base  Rent  shall  be  made  in  equal   monthly
installments,  in advance,  on the first day of each and every month  during the
term  hereof;   provided,   however,   that  (except  as  expressly  provided~in
subparagraph (a) above) such Base Rent shall be payable monthly only to the extent that Adjusted Gross Revenue (as defined in Section 8.1 of the Management Agreement executed contemporaneously herewith by Lessee and A & N Management Group, Inc.) from the operations of the Hotel for the preceding month exceeds the sum of (1) all operating expenses of the Hotel incurred in the ordinary course of business (including, without limitation, payments due under the capital leases described in Exhibit E to the Purchase Agreement and any replacement leases), (2) franchise fees due Franchisor, (3) a management fee equal to 5% of Adjusted Gross Revenue, (4) a replacement reserve contribution equal to 4% of Adjusted Gross Revenue, (5) actual debt service on any financing secured by Lessee's interest in the Hotel up to a maximum of $81,667 per month,
(6) if then payable, the $4,166.67 in Base Rent payable-monthly pursuant to subparagraph (a) above, (7) a return to Lessee of $22,090 per month, and (8) for each month prior to the commencement for the fourth Lease Year, an additional return to Lessee of $6,750 per month. All Base Rent not payable currently shall earn interest at the rate of 10% per annum, compounded annually-at the commencement of each Lease Year, from the date it would otherwise have been due

                                       10

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until paid and shall be payable at the time of any sale of the Hotel or from the net proceeds of any refinancing or further financing of Lessee's interest in the Hotel after payment of all costs of such financing and, if required by the new lender, the repayment in full of all debt then secured by Lessee's interest in the Hotel or by the Premises. In the event Lessee exercises its option to purchase the Premises pursuant to paragraph 5 below, any accrued and unpaid Base Rent, and the interest thereon, shall be added to the Option Price. In all other events (subject to the set-off rights hereinafter set forth), the full amount of any accrued and unpaid Base Rent, including any interest thereon, shall be due and payable upon expiration or earlier termination of the Lease.

         (h) Notwithstanding any other provision of this paragraph 3 to the contrary, Lessee shall have the right to set off against all Base Rent payable on a current or deferred basis pursuant to subparagraphs (a) and (g) above any sums advanced by Lessee to the holder of the Existing Deed of Trust pursuant to paragraph 14 and against all accrued, current and future Base Rent payable pursuant to subparagraph (g) above any sums not paid when due under the terms of the Guaranty described in Article VIII of the Purchase Agreement and any sums advanced by Lessee to the holder of the Existing Deed of Trust pursuant to paragraph 14, in each case with interest on such amount at the rate of 10% per

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annum, compounded-annually at the commencement of each Lease Year, from the date advanced by Lessee or due from Lessor until set-off against Base Rent as it accrues.

                  (i) Lessor and Lessee intend that the Base Rent and Additional Rent payable under this Lease shall be an absolute net return to Lessor for the Lease term, free from any expense, charge or other deduction or set-off whatsoever except as expressly provided for in subparagraph (h) above.

         4.       Additional Rent

         (a) Lessee covenants and agrees to pay and discharge, as additional rent (the "Additional Rent") for the Premises during the entire term of this Lease, before delinquent, all taxes, assessments, water rents, sewer rentals, utility rates and fees, levies or other charges, general, special, ordinary, extraordinary and otherwise, of every kind and character which are or may during the term of this Lease be levied, charged, assessed or imposed upon or against the Premises or any buildings or improvements which are now or hereafter located thereon, or against any of Lessee's personal property now or hereafter located thereon, or which may be levied, charged, assessed or imposed upon or against the fee or leasehold estate created hereby, or which may be levied upon or measured by the rental payable hereunder, including without limitation, any gross receipts tax levied by the City of Nashville, the County of Davidson, the

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State of Tennessee,  the Federal  government or any other governmental body with respect to receipt of such rental by Lessors Lessee will deliver to Lessor annually, or at such lesser intervals as may be required by the holder of the Existing Deed of Trust (as defined in paragraph 14 hereof), receipts, or
duplicates  thereof,   evidencing  payment  before  delinquent  of  such  taxes,
assessments and other charges and will at all times save Lessor harmless from the payment thereof or the payment of any claims or demands becoming chargeable against or payable in respect of the Premises or any buildings or improvements which are now or hereafter located thereon, or the use and occupancy thereof. At the commencement and at the end of the term of this Lease, such taxes, assessments and other charges to be paid by Lessee shall be prorated on the basis of the fiscal year of the taxing authority in question so that, at the commencement and at the end of the term of this Lease, as to any such taxes, assessments and other charges levied or assessed for a fiscal year preceding the commencement or extending beyond the end of such term, Lessee will pay only such proportion of such taxes, assessments and other charges as the portion of such fiscal year following the commencement and preceding the end of such term bears to the entire fiscal year.

         (b) Anything herein to the contrary notwithstanding, Lessee shall not be required to pay any franchise, capital levy or transfer tax with respect to

                                       13

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any sale or transfer of Lessor's interest in the Premises, or any net income tax measured by the income of Lessor from all sources, or any tax which may, at any time during the term of this Lease, be required to be paid on any gift or demise, deed, mortgage, descent or other alienation of any part or all of the estate of Lessor in and to the Premises, except as hereinafter provided. If Lessee shall be required by law to pay, and pursuant thereto does pay, any tax, assessment or charge specified in this subparagraph 4(b), Lessor shall, immediately upon request, reimburse Lessee for any such payments; provided, however, that if at any time during the term hereof under the laws of the United States of America or any state or political subdivision thereof in which the Premises are situate a tax on rent or other tax, assessment or charge, by whatever name called, is levied, assessed or imposed against Lessor on the rent payable hereunder to Lessor as a substitute in whole or in part for any existing tax or other charge on real estate or as an additional tax or charge on real estate, Lessee shall pay such tax, assessment or other charge as soon as the same becomes due and payable.

         (c) Subject to the provisions of subparagraph 19(a) hereof, Lessor shall have the right, but not the obligation, at all times during the term hereof to pay any taxes, assessments or other charges levied or assessed upon or against the Premises or any buildings or improvements which are now or hereafter

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located thereon,  and to pay, cancel and clear off all tax sales, liens, charges and claims upon or against the Premises or any buildings or improvements which are now or hereafter located thereon, and to redeem the Premises from the same, or any of them, from time to time, without being obligated to inquire as to the validity of the same. Any sum so paid by Lessor shall become Additional Rent due and payable by Lessee within ten (10) days following receipt of notice from Lessor.

         (d) All sums advanced by Lessor pursuant to this paragraph 4 and any sums advanced by Lessor pursuant to any other provision of this Lease shall constitute Additional Rent and shall earn interest at a rate equal to the lesser of two percent (2%) in excess of the reference rate or other base rate then in effect as announced by Bank of America N.T.& S.A. at its San Francisco main office for unsecured commercial loans or the maximum rate of interest permitted by applicable law from the date due until paid.

         5.       Lessee's Option to Purchase the Premises

         (a) Lessor hereby grants to Lessee an exclusive and irrevocable option (the "Option") to purchase the Premises, for the price and upon the terms and conditions specified in this paragraph 5, at any time prior to the expiration of this Lease. Lessee may exercise the Option at any time prior to March 1, 2049 by

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giving  Lessor  written  notice of exercise of the Option.  Upon exercise of the
Option by Lessee, Lessor shall be obligated to sell and convey to Lessee and Lessee shall be obligated to purchase from Lessor the Premises for the price and upon the terms and conditions specified in this paragraph 5. As used in this paragraph 5, "Closing Date" shall mean the date ninety (90) days following the date of written notice of the exercise of the Option unless an earlier date, which shall be not less than thirty (30) days following the date of the notice, is specified in the notice of exercise. Lessee acknowledges that Lessor may elect to convey the Premises to Lessee pursuant to this paragraph 5 as part of an exchange under Section 1031 of the Internal Revenue Code, or its successor section, and agrees to cooperate with Lessor in connection with any such exchange, provided that Lessee shall not be required to take title to any property other than the Premises, Lessor shall indemnify Lessee against any and all costs, claims, damages or causes of action arising out of such exchange and the exchange shall not delay the closing for more than three days or otherwise vary the terms of the transaction contemplated herein. Lessee agrees to advise Lessor when it enters into good faith negotiations with respect to any sale or refinancing of the Hotel which would involve Lessee's purchase of the Premises.

         (b) Lessee  shall pay to Lessor,  as the total  purchase  price for the

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Premises  (the  "Option  Price"),  cash in an amount equal to the sum of (i) the base Option Price on the Closing Date, which shall be an amount equal to the base Option Price shown on Exhibit C attached hereto for the Lease Year immediately preceding the Lease Year in which the closing occurs plus the product of the scheduled increase in the Option Price for the year in which the closing occurs times a fraction the numerator of which is the number of days elapsed between the commencement of the then current Lease Year and the Closing Date and the denominator of the which is 365 (subject to adjustment of the scheduled base Option price pursuant to paragraph 20(b) hereof), (ii) an amount equal to 10% per annum of the increase in the base Option Price for the full Lease Year immediately preceding the Lease Year in which the closing occurs calculated from the first day of the then current Lease Year to the Closing Date, (iii) any unpaid Base Rent or Additional Rent accrued as of the Closing Date (after adjustment for any set-offs permitted hereunder or under the terms of the Guaranty described in Article VIII of the Purchase Agreement), and (iv) an amount equal to 10% per annum, compounded annually at the commencement of each Lease Year, from the date the obligation arose to the Closing Date of item
(iii) above, less the sum of (w) any amounts due under the terms of the Guaranty which are not offset by Base Rent which has accrued and remains unpaid as of the Closing Date, (x) any amounts advanced to cure defaults under or to pay in full

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the  indebtedness  secured by the Existing Deed of Trust and not set-off against accrued Base Rent, (y) interest on the amounts set forth in (w) and (x) above at the rate of 108 per annum, compounded annually at the commencement of each Lease Year, from the date the obligation arose to the Closing Date and (z) the amount, if any, then owing under the note given by the holder of the Purchase Money Note to Lessee pursuant to Section 12.2(a) of the Purchase Money Deed of Trust. Purchase of the Land by Lessee pursuant to this paragraph 5 shall satisfy in full and discharge the obligations of the holder of the Purchase Money Note under the note and deed of trust evidencing and securing the obligation described in Section 12.2(a) of the Purchase Money Deed of Trust.

         (c) The purchase and sale of the Premises will close through an escrow opened by Lessee with a title insurance company (title Company) qualified to do business in the State of Tennessee and located in the City of Nashville designated by Lessee. Prior to the Closing Date, Lessor and Lessee shall deposit in escrow with Title Company all documents and funds necessary to close the purchase and sale hereunder, together with escrow instructions consistent herewith, and the escrow shall close on the date upon which such deposits have been made. Lessor shall convey to Lessee by warranty deed fee simple title to the Premises (or such portion thereof as shall not have been taken by eminent domain in the event of such taking prior to the Closing Date), subject only

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to (i) the lien of taxes,  assessments or other charges  payable by Lessee under paragraph 4 hereof, (ii) such matters, except the Existing Deed of Trust and the Purchase Money Deed of Trust if the Purchase Money Note has then been paid in full, as are set forth in the policy of title insurance issued to Lessee, as of the date hereof, by Southern Title Insurance Company, and (iii) such other matters as may be created, suffered to be created or consented to by Lessee or by Lessor at Lessee's request (collectively, the "Permitted Exceptions"), and shall assign to Lessee any eminent domain award with respect to the Premises which has not been previously paid to Lessor. Lessee shall be released from all obligation to Lessor under this paragraph 5 unless, on the Closing Date, Title Company shall be willing to issue to Lessee its ALTA form policy of owner's title insurance, in the amount of the Option Price, insuring Lessee that title to the Premises is vested in Lessee, subject only to the matters specified in this subparagraph 5(c), provided that Lessor shall have the right to extend the Closing Date for not more than 30 days following notice from the Title Company of the existence of a title defect or exception other than a Permitted Exception in order to cure or attempt to cure such defect.

         (d) The cost of the premium for the title insurance policy issued to Lessee on the Closing Date shall be paid one-half by Lessee and one-half by

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Lessor.  The transfer tax payable in respect of conveyance of the Premises shall be paid by Lessor; provided, however, that any increase in the transfer tax attributable to an increase in the rate of such tax above such amount as would be charged if the Closing Date were as of the date hereof shall be shared equally by Lessor and Lessee. Escrow fees shall be paid one-half (1/2) by Lessor and one-half (1/2) by Lessee. All other costs of closing the escrow shall be borne in accordance with the custom then prevailing in the City of Nashville.

         (e) If the escrow is not closed on or before the Closing Date (as it may be extended pursuant to subparagraph (c) above), without affecting the obligations and liabilities of either Lessor or Lessee hereunder, the escrow shall terminate and Title Company shall return to each party all documents and funds deposited by such party in escrow, unless Lessor and Lessee agree in writing to extend the Closing Date.

         6.       Quiet Enjoyment
Lessor covenants that upon payment by Lessee of the rent herein reserved and upon performance and observance by Lessee of all of the agreements, covenants and conditions herein contained on the part of Lessee to be performed and observed, and subject to the exceptions to title set forth in subparagraph 5(c) above, Lessee shall peaceably hold and quietly enjoy the Premises during the

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entire term of this Lease without  hindrance,  molestation  or  interruption  by
Lessor or by anyone lawfully or equitably claiming by, through or under Lessor.

7.       Use

         (a) Lessee shall have the right to use the Premises for any lawful purpose; provided, however, in no event shall the Premises be used for any purpose or use (nor shall any activity be carried on upon the Premises) which in any manner causes, creates or results in a nuisance or violates the terms of any instrument or obligation affecting the Premises, including without limitation any deed of trust, mortgage or other security interest now or hereafter constituting a lien or encumbrance on the Premises, and provided further that Lessor shall have the right, in its sole discretion, to disapprove any change in use which reduces the value of either the Premises or the Improvements, as~those values may be determined separately, or any use involving the use and/or storage of hazardous, toxic or radioactive materials (collectively, "Hazardous Materials") except in a manner which is incidental to and necessary for the operation of a use which is otherwise permitted hereunder.

         (b) Lessee shall not bring onto the Premises any Hazardous Materials not reasonably required for or incident to the normal operations of the Hotel or any other permitted use and shall strictly comply with all statutes, laws, ordinances, rules, regulations and precautions now or hereafter mandated by any federal, state, local or other governmental agency with respect to the use, generation, storage or disposal of Hazardous Materials and hereby agrees to indemnify, defend and hold Lessor harmless from and against all claims, liabilities, losses, damage or cost arising out of the use, generation, storage or disposal of Hazardous Materials by Lessee or any person claiming through or under Lessee (other than any acts or omissions of A & N Management Group, Inc. ("A & N") for which Lessee has no duty to indemnify A & N under the terms of the Management Agreement). Lessor represents and warrants to Lessee that, to the best of Lessor's knowledge, the Premises are presently in full compliance with all environmental laws, ordinances, rules and regulations and there are no Hazardous Materials on the Premises other than those used in the normal operations of a hotel. Lessee acknowledges that it has been advised by Lessor that Lessor has conducted no soils or other tests for the presence of Hazardous Materials on the Premises. Lessor hereby agrees to indemnify, defend and hold Lessee harmless from and against all claims, liabilities, losses, damage or cost arising out of the use, generation, storage, disposal or presence of any Hazardous Materials on the Premises attributable to any period prior to the commencement of this Lease. The indemnities contained in this paragraph 7 shall survive the termination of this Lease.

8. Title to Buildings and Improvements

         (a) Title to the Improvements and to all other buildings, structures and improvements that may from time to time exist on the Premises and all furniture, fixtures, equipment and other personal property that are now, or may from time to time be, used or intended to be used in connection with the Premises shall be and remain in Lessee until the termination of this Lease. Upon the termination of this Lease, title to the Improvements and any other buildings, structures and improvements constituting real property and any easements for access, main tenance, use and support for such Improvements, shall pass to and vest in Lessor without cost or charge to it. All furniture, fixtures, equipment and other personal property used by Lessee in the operation of the Hotel or any other business conducted on the Premises shall remain the property of Lessee and shall be removed by Lessee from the Premises at the end of the term of the Lease.

         (b) Lessee shall on termination of this Lease execute and deliver any and all deeds, bills of sale, assignments and other documents which in Lessor's sole judgment may be necessary or appropriate to transfer, to evidence or to vest in Lessor clear title to the Improvements and all other buildings, structures and improvements located on the Premises at the time of such termination.

         9.       Permits, Licenses, Hotel Franchise Agreement.

         (a) Lessor will from time to time during the term of this Lease execute and deliver all applications for permits, licenses or other authorizations relating to the Premises required by any municipal, county, state or Federal authorities, or required in connection with the construction, reconstruction, repair or alteration of any buildings or improvements now or hereafter located on the Premises. Lessor will from time to time during the term of this Lease execute, acknowledge and deliver any and all instruments required to grant rights-of-way and easements in favor of municipal and other governmental authorities or public utility companies incident to the installation of water lines, fire hydrants, sewers, electricity, telephone, gas, steam and other facilities and utilities reasonably required for the use and occupancy of the Premises. Lessor's obligations pursuant to this paragraph 9 are subject to and limited by the use restrictions set forth in paragraph 7 and the approval requirements of paragraph 11 of this Lease. Lessee shall pay all costs associated with any permits, licenses or other instruments referred to in this paragraph, provided that, in the event such costs or fees must be paid by Lessor, Lessee shall reimburse Lessor for any sums advanced by Lessor within 10 days following receipt of notice from Lessor and all such amounts advanced by Lessor shall be Additional Rent hereunder.

         (b) For so long as the Premises is used for hotel purposes, Lessee shall operate the hotel located on the Premises pursuant to a franchise agreement with Residence Inns by Marriott or another national hotel franchisor selected by Lessee, in Lessee's sole discretion, and shall perform in a timely manner all of the obligations of the franchisee thereunder. Notwithstanding the foregoing, Lessee shall have no obligation to enter into a new franchise arrangement if the then existing franchise agreement is terminated as a result of any failure by A & N Management Group, Inc. ("A & N.") to perform the franchisee's obligations thereunder as and to the extent required by the Management Agreement between Lessee and A & N.

         10.      Repairs, Governmental Regulations and Waste

         (a) Lessee shall, during the term of this Lease, at its own cost and expense and without any cost or expense to Lessor:

                  (i) Keep and maintain all buildings and improvements
now or hereafter located on the Premises and all appurtenances thereto in good and neat condition, order and repair and shall allow no nuisances to exist or be maintained therein. Lessee shall likewise keep and maintain the grounds, sidewalks, roads and parking and landscaped areas in good and neat condition, order and repair. Lessor shall not be obligated to make any repairs, replacements or renewals of any kind, nature or description whatsoever to the Premises or any buildings or improvements now or hereafter located thereon; and

         (ii) Comply with and abide by all Federal, state, county, municipal and other governmental statutes, ordinances, laws, regulations, requirements, orders and rulings then in effect affecting the Premises, all buildings and improvements now or hereafter located thereof, or any activity or condition on or in the Premises.

         (b) Lessee agrees that it will not commit or permit waste upon the Premises.

         11. Improvements, Changes, Alterations, Demolition and Replacement by Lessee

         (a) Subject to the limitations on use set forth in paragraph 7 hereof, Lessee shall have the right at any time and from time to time during the term of this Lease to make such improvements to the Premises and such changes and alterations, structural or otherwise, to any buildings, improvements, fixtures and equipment on the Premises, including demolition of any or all buildings and improvements now or hereafter located on the Premises and replacement thereof, as Lessee shall deem necessary or desirable.

         (b) All improvements, changes and alterations (other than changes or alterations of movable trade fixtures and equipment) pursuant to subparagraph
(a) above shall be undertaken in all cases subject to the following conditions which Lessee covenants to observe and perform:

         (i) no improvement, change or alteration, and no demolition and replacement, shall be undertaken until Lessee shall have procured and paid for, so far as the same may be required from time to time, all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction, and Lessor agrees to join in the application for such permits or authorizations whenever such action is necessary.

                  (ii) no improvement, change or alteration involving an estimated cost of more than One Hundred Thousand Dollars ($100,000), and no demolition and replacement, shall be undertaken until Lessor shall have been furnished by Lessee with evidence reasonably acceptable to Lessor of the availability of funds necessary to complete such work or, at Lessee's expense, with a contractor's performance and a labor and material payment bond, in the principal amount of such estimated cost, naming Lessor as obligee and issued by a surety company authorized to do business in Tennessee.

                  (iii) All contracts for amounts in excess of $25,000 entered into by Lessee for and work in connection with any demolition, improvements, changes or alterations involving an estimated cost of more than One Hundred Thousand Dollars ($100,000) shall provide that, in the event of termination of this Lease, Lessor shall have the right to assume all Lessee's obligations and succeed to all Lessee's rights under such contract without charge or penalty.

                  (iv) All improvements, changes and alterations, and any demolition and replacement, when completed, shall be of such a character that the value of the buildings and improvements on the Premises immediately after any such improvement, change, alteration or demolition and replacement shall be equal to or greater than the value of the buildings and improvements on the Premises immediately before any such improvement, change, alteration or demolition and replacement.

                  (v) All work done in connection with any improvement, change, alteration or demolition and replacement shall be done promptly and in a good and workmanlike manner and in compliance with all laws, ordinances, orders, rules, regulations and requirements of all Federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules regulations and of the appropriate Fire Rating Bureau or any other body hereafter constituted exercising similar functions. All such work shall be at the sole cost and expense of Lessee and, upon completion thereof, shall be (subject to the provisions of paragraphs 14 and 15 hereof) free and clear of all liens and encumbrances of any nature whatsoever, including mechanics' liens. The work with respect to any improvement, change, alteration or demolition and replacement shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor, materials or energy, governmental restrictions or similar causes beyond the reasonable control of Lessee excepted. In addition to the insurance coverage referred to in paragraph 17 below, workmen's compensation insurance covering all persons employed in connection with the work and with respect to whom death or injury claims could be asserted against Lessor, Lessee or the Premises, and Owner's Protective policy coverage, naming Lessor with limits of not less than One Million Dollars ($1,000,000), shall be maintained by Lessee, at Lessee's sole cost and expense, at all times when any work is in process in connection with any improvement, change, alteration or demolition and replacement. All such insurance shall be obtained and kept in force as otherwise provided in paragraph 17 below.

         (c) NOTICE: Notice is hereby given to the public that Lessor shall not be liable for any claims of mechanics, journeymen, supplymen or of anyone working on their behalf for work performed on the Premises by or on behalf, or at the direction of Lessee.

         12.      Damage or Destruction

         (a) Except as provided in subparagraph (c) below, no loss or damage by fire or other cause required to be insured against hereunder, resulting in either partial or total destruction of any building or improvement on the Premises, shall operate to terminate this Lease, or to relieve or discharge

Lessee from the payment of rents or other amounts payable hereunder as they become due and payable, or from the performance and observance of any of the agreements, covenants and conditions herein contained on the part of Lessee to be performed and observed.

         (b) If any buildings or improvements located on the Premises at any time during the term of this Lease shall be damaged or destroyed by fire or other cause and Lessee does not elect to purchase the Premises pursuant to subparagraph 12(c) below, then Lessee, with all reasonable diligence, shall repair reconstruct or replace such buildings or improvements upon the same general plans and dimensions as before the occurrence of such fire or other cause or with such changes or alterations as may be made in conformity with paragraph 11 hereof. All such repair, reconstruction or replacement shall be at the sole cost and expense of Lessee and, upon completion thereof, shall be (subject to the provisions of paragraphs 14 and 15 hereof) free and clear of all liens and encumbrances of any nature whatsoever, including mechanics' liens.

         (c) If any buildings or improvements now or hereafter located on the Premises are totally or substantially destroyed by a cause not required to be insured against hereunder, or if the insurance proceeds available for rebuilding are insufficient to pay the entire cost of such rebuilding, Lessee shall, at its option, either repair, reconstruct or replace such buildings or improvements in accordance with subparagraph 12(b) above or elect to purchase the Premises for the price and on the terms set forth in paragraph S above by giving Lessor written notice thereof within ninety (90) days after such total or substantial destruction. Should Lessor and Lessee for any reason disagree as to whether any destruction of such buildings or improvements is total or substantial, the matter shall be determined by arbitration in the manner provided in paragraph 32 hereof.

         13.      Assignment and Subletting

         (a) Subject to the provisions of paragraph 15 hereof, Lessee shall not assign this Lease, or any interest therein, whether voluntarily or by operation of law, or sublease all or substantially all of the Premises, without the prior written consent of Lessor, which may be withheld by Lessor in its absolute discretion. Lessor and Lessee have specifically bargained for this provision, and Lessee acknowledges and agrees that Lessor would not have entered into this Lease without retaining the absolute, unfettered right to withhold its consent to any assignment of this Lease or to a sublease of all or substantially all of the Premises for any reason or no reason whatsoever. Lessee acknowledges that this provision is of the essence of this Lease.

         (b) Lessee shall have the right, in the regular and ordinary course of its business of maintaining and operating the Hotel or the buildings and improvements now or hereafter located on the Premises, to let rooms to Hotel guests and to sublease any offices, spaces or related facilities in such buildings and improvements to individual occupancy users in the ordinary course of business (including, without limitation, extended stay hotel guests) as Lessee shall deem appropriate without Lessor's prior consent.

         14.      Mortgage of Fee.
Lessee hereby agrees that the leasehold interest created herein shall be subject and subordinate to the Existing Deed of Trust (sometimes hereinafter referred to as the "Fee Mortgage") in favor of Savers Federal Savings and Loan Association (the "Fee Lender"). Lessor shall be obligated to make all payments and to perform all covenants of the debtor under the terms of the Existing Note and Existing Deed of Trust except those covenants which relate to the operation of the Hotel or which otherwise can be performed only by the owner of the Hotel, provided that Lessor shall be excused from such obligation hereunder in the event and to the extent that Lessee shall have failed to perform any parallel obligation under the Purchase Money Note or the Purchase Money Deed of Trust. Lessor shall also be obligated to deliver to Lessee at such time as the Purchase Money Noteis paid or otherwise discharged in full a deed of trust encumbering the Land as security for the performance of the obligations of Lessor or its successor holder of the Purchase Money Note, which are described more fully in
Section 12.2(a) of the Purchase Money Deed of Trust. Lessee shall perform all covenants of the debtor set forth in the Existing Deed of Trust which relate to the operation of the Hotel or which otherwise can be performed only by the owner of the Hotel and shall take no action with respect to the Hotel or the Premises which would give rise to an event of default under the Existing Deed of Trust. If Lessor fails timely to make any payments due under the Existing Note or the Existing Deed of Trust, is otherwise in default under the Existing Note or the Existing Deed of Trust or fails timely to pay in full the principal balance and any accrued interest under the Existing Note upon receipt of payment in full or other discharge of the Purchase Money Note, and Lessee shall not be in default of any parallel obligation in the Purchase Money Note or Purchase Money Deed of Trust, Lessee shall have the right to cure such default or to pay such balance and, at Lessee's sole election, to set-off any sums so advanced against the Base Rent otherwise due hereunder or to reduce the Option Price by such amount. If, at any time during the term of this Lease, Lessee shall be entitled to make payments on the Existing Note directly to the Fee Lender (whether or not the Purchase Money Note shall then remain in effect) and Lessee fails timely to make any such payment, Lessor shall have the right to advance such funds to the Fee

Lender and any sums so advanced shall become Additional Rent hereunder payable within ten (10) days following receipt of notice from Lessor.

         15.      Mortgage of Leasehold

         (a) Concurrently herewith, Lessor and Lessee shall enter into a Purchase Money Deed of Trust encumbering Lessee's interest in the leasehold created by this Lease.

         (b) Lessee shall have the right at any time, subject to the limitations on prepayment contained in the Purchase Money Note and Purchase Money Deed of Trust and provided that the financing is on terms no less favorable to Lessee than the terms generally available at the time for similar properties and is made by an institutional lender having assets of not less than $500,000,000, to refinance the Purchase Money Note or to enter into any further financing of the Hotel, on such terms as Lessee may deem appropriate, and, in connection therewith, to grant to the lender a security interest in Lessee's leasehold interest in the Premises. Each of the foregoing security interests shall hereafter be referred to as a "Leasehold Mortgage" and the holder of the Leasehold Mortgage shall be referred to as the "Leasehold Lender."

         16. Protection of Leasehold Lender. During the continuance of any Leasehold Mortgage and until such time as the lien of the Leasehold Mortgage has been extinguished:

         (a) Except as otherwise expressly provided in this paragraph 16, Lessor shall not accept any surrender of this Lease, nor shall Lessor consent to any amendment or modification of this Lease, without the prior written consent of Leasehold Lender.

         (b) Notwithstanding any default by Lessee in the performance or observance of any agreement, covenant or condition of this Lease on the part of Lessee to be performed or observed, Lessor shall have no right to terminate this Lease unless an event of default shall have occurred and be continuing, Lessor shall have given Leasehold Lender written notice of such event of default, and Leasehold Lender shall have failed to remedy such default or acquire Lessee's leasehold estate created hereby or commence foreclosure or other appropriate proceedings in the nature thereof, all as set forth in, and within the time specified by, this paragraph 16.

         (c) Should any event of default under this Lease occur, Leasehold Lender shall have sixty (60) days after receipt of written notice from Lessor setting forth the nature of such event of default, and, if the default is such that possession of the Premises may be reasonably necessary to remedy the default, a reasonable time after the expiration of such sixty (60) day period, within which to remedy such default, provided that (i) Leasehold Lender shall have fully cured any default in the payment of any monetary obligations of

Lessee under this Lease within such sixty (60) day period and shall continue to pay currently such monetary obligations as and when the same are due and (ii) Leasehold Lender shall have acquired Lessee's leasehold estate created hereby or commenced foreclosure or other appropriate proceedings in the nature thereof within such period, or prior thereto, and is diligently prosecuting any such proceedings. All right of Lessor to terminate this Lease as the result of the occurrence of any such event of default shall be subject to, and conditioned upon, Lessor having first given Leasehold Lender written notice of such event of default and Leasehold Lender having failed to remedy such default or acquire Lessee's leasehold estate created hereby or commence foreclosure or other appropriate proceedings in the nature thereof as set forth in and within the time specified by this subparagraph 16(c).

         (d) Any event of default under this Lease which cannot be cured by the payment of money and which in the nature thereof cannot be remedied by Leasehold Lender shall be deemed to be remedied if (i) within sixty (60) days after receiving written notice from Lessor setting forth the nature of such event of default, or prior thereto, Leasehold Lender shall have acquired Lessee's leasehold estate created hereby or shall have commenced foreclosure or other appropriate proceedings in the nature thereof, (ii) Leasehold Lender shall diligently prosecute any such proceedings to completion, and (iii) Leasehold Lender shall have fully cured any default in the payment and performance of any monetary or other obligations of Lessee hereunder which do not require possession of the Premises within such sixty (60) day period and shall thereafter continue to faithfully perform all such monetary obligations which do not require possession of the Premises, and (iv) after gaining possession of the Premises performing all other obligations of Lessee hereunder as and when the same are due.

         (e) If Leasehold Lender is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving Lessee from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof the times specified in subparagraph 16(c) and 16(d) above for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition; provided that Leasehold Lender shall have fully cured any default in the payment of any monetary obligations of Lessee under this Lease and shall continue to pay currently such monetary obligations as and when the same fall due.

         (f) Lessor shall mail or deliver to Leasehold Lender a duplicate copy of any and all notices in writing which Lessor may from time to time give to or serve upon Lessee pursuant to the provisions of this Lease, and such copy shall be mailed or delivered to Leasehold Lender at, or as near as possible to, the same time such notices are given or served by Lessor. No notice by Lessor to Lessee hereunder shall be deemed to have been given unless and until a copy thereof shall have been mailed to delivered to Leasehold Lender.

         (g) Foreclosure of the Leasehold Mortgage, or any sale thereunder, whether by judicial proceedings or by virtue of any power contained in the Leasehold Mortgage, or any conveyance of the leasehold estate created hereby from Lessee to Leasehold Lender through, or in lieu of, foreclosure or other appropriate proceedings in the nature thereof shall not require the consent of Lessor or constitute a breach of any provision of or a default under this Lease, and upon-such foreclosure, sale or conveyance Lessor shall recognize Leasehold Lender, or any other foreclosure sale-purchaser (but not any purchaser from such other foreclosure sale purchaser), as Lessee hereunder. In the event Leasehold Lender becomes Lessee under this Lease, Leasehold Lender shall be personally liable for the obligations of Lessee under this Lease only for the period of time that Leasehold Lender remains Lessee, and Leasehold Lender shall have the right to assign this Lease thereafter without any restriction otherwise imposed on Lessee by paragraph 13 hereof, provided that Leasehold Lender's assignee shall agree in writing to assume all of the obligations of Lessee hereunder and provided further that any further assignment shall be subject to the provisions of paragraph 13.

         (h) Should Lessor terminate this Lease by reason of any default by Lessee hereunder, Lessor shall, upon written request by Leasehold Lender given within thirty (30) days after such termination, immediately execute and deliver a new lease of the Premises to Leasehold Lender, or its nominee, purchaser, assignee or transferee, for the remainder of the term of this Lease with the same agreements, covenants and conditions (except for any requirements which have been fulfilled by Lessee prior to termination) as are contained herein and with priority equal to that hereof; provided, however, that Leasehold Lender shall promptly cure any defaults of Lessee susceptible to cure by Leasehold Lender.

         (i) Lessor shall not be obligated to recognize any party as a Leasehold Lender hereunder until Lessor receives actual notice of the name and address of such lender. Lessor and Lessee will cooperate in including in this Lease by suitable amendment from time to time any provision which may reasonably be necessary to implement the provisions of this paragraph 16; provided, however, that such amendment shall not in any way affect the term hereby demised nor affect adversely in any material respect any rights of Lessor under this Lease.

         17.      Property and Liability Insurance

         (a) Lessee shall, at its sole expense, obtain and keep in force during the term hereof "all risk" insurance (excluding earthquake insurance) naming Lessor, the Fee Lender, the Leasehold Lender and such other parties as Lessor may designate as an additional insureds thereunder, in the customary form in the City of Nashville for buildings and improvements of similar character, on all buildings and improvements now or hereafter located on the Premises, and on all machinery, furniture, fixtures and equipment located therein. the amount of such insurance at all times during the term hereof shall not be less than ninety percent (90%) of the actual replacement cost liability of Lessor and Lessee including, without limitation, coverage for contractual liability, broad form property damage, host liquor law liability, personal injury and non-owned automobile liability, with respect to the Premises or arising out of the maintenance, use or occupancy thereof, and insurance on all boilers and other pressure vessels, whether fired or unfired, located in, on, or about the Premises, without exclusion for explosion, collapse and underground damage, in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000). All of such insurance shall insure the performance by Lessee of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in subparagraph 19(b) hereof. All of such insurance shall be noncontributing with any insurance which may be carried by Lessor and shall contain a provision that Lessor, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Lessor, its agents and employees, or the property of such persons. The limits and coverage of all such insurance shall be adjusted by agreement of Lessor and Lessee during every fifth (5th) Lease Year during the term hereof and whenever any rebuilding occurs in conformity with the then prevailing custom of insuring property similar to the Premises in the City of Nashville, and any disagreement regarding such adjustment shall be settled by arbitration in the manner provided in paragraph 32 hereof.

         (c) All insurance provided for in this paragraph 17, and all renewals thereof, shall be issued by companies having a Best's rating of not less than A-XIII, unless otherwise approved by Lessor. The fire and extended coverage insurance specified in subparagraph 17(a) above shall be payable to Lessor, Lessee, the Fe'e Lender and the Leasehold Lender, as their interests may appear, and any loss adjustment shall require the joint written consent of Lessor, Lessee, the Fe'e Lender and the Leasehold Lender. The fire and extended coverage insurance specified in subparagraph 17(a) above and the general liability and boiler insurance specified in subparagraph 17(b) above shall be carried in the joint names of Lessee, Lessor and such other parties having an interest in the Premises as Lessor may designate. All insurance policies shall be subject to approval by Lessor and Lender as to form and substance and shall expressly provide that such policies, except for the boiler insurance specified in paragraph 17(b) above, shall not be canceled or altered without thirty (30) days' prior written notice to Lessor, the Fee Lender and the Leasehold Lender, in the case of the insurance specified in subparagraph 17(a) above, and to Lessor, in the case of the insurance specified in subparagraph 17(b) above. Upon the issuance thereof, each insurance policy or a duplicate or certificate thereof shall be delivered to Lessor, the Fee Lender and the Leasehold Lender. Nothing herein shall be construed to limit the right of Leasehold Lender to cause Lessee to carry or procure other insurance covering the same or other risks in addition to the insurance specified in this paragraph 17. (e) Subject to the rights of the Fee Lender and the Leasehold Lender and subject to Lessee's right pursuant to paragraph 12(c) to purchase the Premises, all amounts that shall be received under any insurance policy specified in subparagraph 17(a) above shall be first applied to the payment of the cost of repair, reconstruction or replacement of any buildings or improvements, or furniture, fixtures, equipment and machinery, that~is damaged or destroyed. Any amount remaining from the proceeds of any such insurance funds, after the repairing, reconstructing and replacing of any buildings or improvements, or furniture, fixtures, equipment and machinery, as herein required, or the entire amount of such proceeds not retained by the Fee Lender or the Leasehold Lender if Lessee elects to purchase the Premises, shall be immediately paid to and be the sole property of Lessee.

         18. Mechanics' and Other Liens. Lessee shall promptly discharge or remove by bond or otherwise prior to judgment being rendered in any foreclosure action with respect thereto any and all mechanics', materialmen's and other liens for work or labor done, services performed, materials, appliances, teams or power contributed, used or furnished to be used in or about the Premises for or in connection with any operations of Lessee, any alterations, improvements, repairs or additions which Lessee may make or permit or cause to be made, or any work or construction by, for or permitted by Lessee on or about the Premises, and to save and hold Lessor and all of the Premises and all buildings and improvements thereon free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto. Lessee covenants and agrees to give Lessor written notice not less than ten (10) days in advance of the commencement of any construction, alteration, addition, improvement or repair costing in excess of Twenty-Five Thousand Dollars

($25,000) in order that Lessor may post appropriate notices of Lessor's nonresponsibility.

         19.      Indemnity

         (a) Provided that Lessee shall pay under protest, post a bond in twice the amount in dispute or give Lessor other evidence reasonably acceptable to Lessor of Lessee's ability to pay any disputed amount, Lessee shall have the right to contest the amount or validity of any lien of the nature set forth in paragraph 18 hereof or the amount or validity of any tax, assessment, charge or other item to be paid by Lessee under paragraph 4 hereof by giving Lessor written notice of Lessee's intention to do so within twenty (20) days after the recording of such lien or at least ten (10) days prior to the delinquency of such tax, assessment, charge or other item, as the case may be. In any such case Lessee shall not be in default hereunder, and Lessor shall not satisfy and discharge such lien nor pay such tax, assessment, charge or other item, as the case may be, until ten (10) days after the final determination of the amount or validity thereof, within which time Lessee shall satisfy and discharge such lien or pay such tax, assessment, charge or other item to the extent held valid and all penalties, interest and costs in connection therewith; provided, however, that the satisfaction and discharge of any such lien shall not, in any case, be delayed until execution is had upon any judgment rendered thereon, nor shall the payment of any such tax, assessment, charge or other item, together with penalties, interest and costs, in any case be delayed until sale is made or threatened to be made of the whole or any part of the Premises on account thereof, and any such delay shall be a default of Lessee hereunder. In the event of any such contest, Lessee shall protect and indemnify Lessor against all loss, cost (including reasonable attorney' fees), expense and damage resulting therefrom.

         (b) To the fullest extent allowed by law, Lessee covenants and agrees that Lessor shall not at any time or to any extent whatsoever be liable, responsible or in anywise accountable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Lessee, any person claiming under Lessee (other than any claim by A & N for which Lessee has no liability under the terms of the Management Agreement) or by any person who may at any time be using, occupying or visiting the Premises or be in, on or about the Premises, not arising out of the intentional or negligent acts of Lessor, and Lessee shall forever indemnify, defend, hold and save Lessor free and harmless of, from and against any and all claims, liability, loss or damage whatsoever (including reasonable attorneys' fees) on account of any such loss, injury, death or damage. Lessee hereby waives all claims against Lessor for damages to the buildings and improvements now or hereafter located on the

Premises and to the property of Lessee in, upon or about the Premises, and for injuries to persons or property in, on or about the Premises, from any cause arising at any time during the term of this Lease, except for any such claims arising from the intentional or negligent acts of Lessor.

         20.      Eminent Domain

         (a) If the whole of the Premises should be taken by any public or quasi-public authority under the power or threat of eminent domain during the term of this Lease, or if a substantial portion of the Premises should be taken so as materially to impair the then existing use of the Premises, and thereby frustrate Lessee's purpose in entering into this Lease, then, in either of such events, this Lease shall terminate at the time of such taking unless Lessee elects to continue the Lease and to use the Premises for some other purpose permitted by paragraph 7 hereof. In the event the Lease is terminated, provided that the Option shall not have been exercised, (i) all compensation and damages payable for or on account of the Premises, exclusive of the buildings and improvements thereon, shall be payable to and be the sole property of Lessor and the Fee Lender, as their interests may appear; and (ii) all compensation and damages payable for or on account of the buildings and improvements located on the Premises shall be divided between Lessor, Lessee, the Fee Lender and the Leasehold Lender as follows:

         (A) All compensation and damages payable for or on account of buildings and improvements having a remaining useful life less than the remaining term of this Lease as of the date of such taking shall be payable to and be the sole property of Lessee, the Fee Lender and the Leasehold Lender, as their interests may then appear; and

         (B) A proportionate share of all compensation and damages payable for or on account of buildings and improvements having a remaining useful life greater than the remaining term of this Lease as of the date of such taking, determined by the ratio that the then remaining term bears to the then remaining useful life of such buildings and improvements, shall be payable to and be the sole property of Lessee, the Fee Lender and the Leasehold Lender, as their interests may appear, and the remaining share thereof shall be payable to and be the sole property of Lessor and the Fee Lender, as their interests may appear.

         (b) If less than the whole of the Premises should be taken by any public or quasi-public authority under the power or threat of eminent domain during the term of this Lease and this Lease is not terminated as provided in subparagraph 20(a) above, Lessee shall promptly reconstruct and restore the Premises and the Improvements, with respect to the portion of the Premises and the Improvements not so taken, as an integral unit of the same quality and character as existed prior to such taking, and the annual Base Rent payable by

Lessee from and after the date Of the condemnation award shall be (i) for all periods prior to payment in full or other discharge of the Purchase Money Note, an amount equal to $50,000 plus five percent (5%) of the difference between $2,000,000 and the amount of any condemnation award received by Lessor, (ii) for all periods following payment in full or other discharge of the Purchase Money Note through the end of the tenth Lease Year, an amount equal to five percent (5%) of the difference between $2,000,000 and the amount of any condemnation award received by Lessor, and (iii) for all periods thereafter, an amount equal to the product of the greater of the fair market value established pursuant to paragraph 3(d) or the base Option Price on the date of the condemnation, calculated as provided in paragraph 5(b)(i) hereof, less the condemnation award received by Lessor multiplied by the applicable United States Treasury bond rate for the Rent Period in question less $100,000. The base Option Price shall also be reduced as of the same date by the amount of the condemnation award received by Lessor, and all subsequent increases in the base Option Price shall be recalculated to equal five (5%) of the difference between $2,000,000 and the amount of the condemnation award received by Lessor plus ten percent (10%) of the increase in the base Option Price for the immediately preceding Lease Year. All compensation and damages payable for or on account of such taking shall be applied first to the reconstruction and restoration of the Premises by Lessee pursuant to this paragraph 20(b) and the remainder shall be divided among Lessor, Lessee and Lender in the manner provided in subparagraph 20(a) above.

         (c) Notwithstanding the foregoing, in the event of a taking by any public or quasi-public authority under the power or threat of eminent domain during the term hereof at a time when the Option has been exercised and provided that the Premises is subsequently transferred to Lessee,-all compensation and damages payable for or on account of the Premises shall be payable to and be the sole property of Lessee.

         (d) No taking of any leasehold interest in the Premises or any part thereof shall terminate or give Lessee the right to surrender this Lease, nor excuse Lessee from full performance of its covenants for the payment of rent and other charges or any other obligations hereunder capable of performance by Lessee after any such taking, but in such case all compensation and damages payable for or on account of such taking shall be payable to and be the sole property of Lessee and Leasehold Lender.

         (e) Should Lessor and Lessee for any reason disagree (i) as to whether any portion of the Premises taken is so substantial as materially to impair the use of the Premises contemplated by Lessee, or (ii) on the division of any compensation or damages paid for or on account of any taking of any or any portion of the Premises, then, and in any of such events, the matter shall be determined by arbitration in the manner provided in paragraph 32 hereof.

         21. Lessor's Right of Inspection. Lessor may, at any reasonable time and from time to time during the term hereof, enter upon the Premises for the purpose of inspecting the buildings or improvements now or hereafter located thereon and for such other purposes as may be necessary or proper for the reasonable protection of its interests, and Lessee shall, within ten (10) days after the receipt of written notice thereof, make such repairs and replacements as Lessor may reasonably require to correct any dangerous condition or to prevent waste to the Hotel. In the event Lessee shall fail or neglect to make such repairs and replacements within the time herein specified, Lessor and its agents may enter the Premises and, at Lessee's expense, perform and carry out such repairs and replacements, and Lessor, in so doing, shall not be liable for any inconvenience, disturbance, loss of business or other damage resulting therefrom. Any expense thereby incurred by Lessor shall become Additional Rent due and payable on the next day after the incurrence of any such expense.

         22. Lessee's Defaults and Lessor's Remedies. If (i) default shall be made by Lessee in the payment punctually when due of any rent or other moneys due hereunder and shall continue for a period of ten (10) days after written notice thereof to Lessee; (ii) default shall be made by Lessee in the performance or observance of any of the other agreements, covenants or conditions of this Lease and such default shall continue for a period of thirty
(30) days after written notice thereof to Lessee, or, in the case of a default which cannot be cured by the payment of money and cannot be cured within thirty
(30) days, shall continue for an unreasonable  period after such written notice;
(iii) (a) Lessee shall fail to perform any obligations or covenants under the Purchase Money Deed of Trust or any of the covenants under the Existing Deed of Trust which it is obligated pursuant to paragraph 14 to perform or, following an assumption by Lessee of the Existing Note, shall fail to make any payments thereunder when due, (b.) the Existing Lender shall give notice of its intent to accelerate the obligation evidenced by the Existing Note and (c) Lessee shall fail to cure such default within thirty (30) days following such notice; (iv) Lessee shall abandon the Premises or shall cease for a period of more than thirty (30) days to operate the Hotel or other business then being conducted on the Premises for any reason other than damage or destruction to the Improvements, strike, riot, act of God or other reason outside the reasonable control of Lessee or any renovation, improvement or alteration permitted by paragraph 11 hereof; (v) Lessee shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, readjustment of debt, dissolution or liquidation under any law or statute of the Federal government or any state government or any subdivision of either now or hereafter in effect, make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises; (vi) a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Lessee or of the whole or any substantial part of the Premises, and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days from the date of entry of such order, judgment or decree, or a stay thereof be thereafter set aside; (vii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Lessee under any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution or liquidation law or statute of the Federal government or any state government or any subdivision of either now or hereafter in effect, and such order judgment or decree shall not be vacated, set aside or stayed within sixty (60) days from the date of entry of such order, judgment or decree, or a stay thereof be thereafter set aside; or (viii) under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Lessee or of the whole or any substantial part of the Premises, and such custody or control shall not be terminated within sixty (60) days from the date of assumption of such custody or control; then any such event shall constitute an event of default by Lessee. Upon the occurrence of any event of default by Lessee, Lessor shall have the following rights and remedies, which shall be the sole remedies of Lessor hereunder:

         (a) The right to terminate this Lease, in which event Lessee shall immediately surrender possession of the Premises, and pay to Lessor all rent and all other amounts payable by Lessee hereunder to the later of the date of such termination or the surrender of the Premises by Lessee; and

         (b) The right to cause a receiver to be appointed in any action against Lessee to take possession of the Premises or to collect the rents or profits therefrom. Neither appointment of such receiver nor any other action taken by Lessor shall constitute an election on the part of Lessor to terminate this Lease unless written notice of termination is given to Lessee; and

         (c) In the event of fraud, willful misconduct or waste by Lessee, the right to sue for damages proximately caused by such fraud, willful misconduct or waste.

         23. Nonwaiver. If any action or proceeding is instituted or if any other steps are taken by Lessor or Lessee, and a compromise, part payment or settlement thereof shall be made, either before or after judgment, the same shall  not  constitute  or  operate  as a waiver  by  Lessor  or  Lessee  of any agreement, covenant or condition of this Lease or of any subsequent breach thereof. No waiver of any default under this Lease shall constitute or operate as a waiver of any subsequent default hereunder, and no delay, failure or omission in exercising or enforcing any right, privilege, or option under this Lease shall constitute a waiver, abandonment or relinquishment thereof or prohibit or prevent any election under or enforcement or exercise of any right, privilege, or option hereunder. No waiver of any provision hereof by Lessor or Lessee shall be deemed to have been made unless and until such waiver shall have been reduced to writing and signed by Lessor or Lessee, as the case may be. The receipt by Lessor of rent with knowledge of any default under this Lease shall not constitute or operate as a waiver of such default. Payment by Lessee or receipt by Lessor of a lesser amount than the stipulated rent or other sums due Lessor shall operate only as a payment on account of such rent or other sums. No endorsement or statement on any check or other remittance or in any communication accompanying or relating to such payment shall operate as a compromise or accord and satisfaction unless the same is approved in writing by Lessor, and Lessor may accept such check, remittance or payment without prejudice to its right to recover the balance of any rent or other sums due by Lessee and pursue any remedy provided under this Lease or by law.

         24.      No Merger

         (a) There shall be no merger of the leasehold estate created by this Lease or with the fee estate in the Premises by reason of the fact that the same person may own or hold the leasehold estate created by this Lease or any interest in such leasehold estate and/or the fee estate in the Premises or any interest in such fee estate; and no merger shall occur unless and until Lessor, Lessee and Leasehold Lender shall join in a written instrument effecting such merger and shall duly record the same.

         (b) No termination of this Lease shall cause a merger of the estates of Lessor and Lessee, unless Lessor so elects, and any such termination shall, at the option of Lessor, either work a termination of any sublease in effect or act as an assignment to Lessor of Lessee's interest in any such sublease.

         25. No Partnerships. It is expressly understood and agreed that Lessor does not, in any way or for any purpose, become a partner of Lessee in the conduct of Lessee's business, or otherwise, or a joint venturer or a member of a joint enterprise with Lessee.

         26.      Covenants Run With Land

         (a) The agreements, covenants and conditions in this Lease contained are and shall be deemed to be covenants running with the land and the reversion and shall be binding upon and shall inure to the benefit of Lessor and Lessee and their respective successors and assigns and all subsequent Lessors and Lessees respectively hereunder.

         (b) All references in this Lease to "Lessee" or "Lessor" shall be deemed to refer to and include successors and assigns of Lessee or Lessor, respectively, without specific mention of such successors or assigns.

         27. Notices. Except as otherwise provided hereunder, any notice or communication to Lessor, Lessee, the Fee Lender or the Leasehold Lender shall be in writing and be delivered personally, sent by overnight courier or mailed by certified mail, postage prepaid. Notices or communications shall be addressed to Lessor c/o Mr. Kenneth E. Nelson, Three Corporate Plaza, Suite 202, Newport Beach, California 92660, with a copy addressed to Godfrey & Kahn, 780 North Water Street, Milwaukee, Wisconsin 53202, Attention: Helge Lee, Esq. or such other address or addresses as Lessor shall from time to time designate, or to such agent of Lessor as it may from time to time designate, by notice in writing to Lessee. Notices or communications shall be addressed to Lessee c/o MP Realty Services, 950 Tower Road, Foster City, California 94404, Attention: Portfolio Management, with a copy addressed to Pettit & Martin, 101 California Street, Suite 3500, San Francisco, California 94111, Attention: Joan H. Story, Esq. or such other address or addresses as Lessee shall from time to time designate, or to such agent of Lessee as it may from time to time designate, by notice in writing to Lessor. Notices or communications to the Fee Lender or the Leasehold Lender shall be addressed to such party at the address designated from time to time by such Lender by notice in writing to Lessor and Lessee. Any notice mailed in the manner above set forth shall be deemed delivered upon the earlier of actual receipt, two business days following deposit with an overnight courier or four business days following deposit in the U.S. mails.

         28. Limitation of Lessor's Liability. The term "Lessor," as used in this Lease, so far as covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee or any lesser estate in the Premises, and in the event of any transfer of the title to such fee or lesser estate the Lessor herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability for the performance of and covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed; provided, however, that any funds in the hands of Lessor or the then transferor at the time of such transfer, in which Lessee has an interest, shall be turned over to the transferee and any amount then due and payable to Lessee by Lessor or the then transferor under any provision of this Lease shall be paid to Lessee; and provided, further, that upon any such transfer, the transferee shall expressly assume, subject to the limitations of this paragraph 28, all of the agreements, covenants and conditions in this Lease to be performed on the part of Lessor from and after the date of the transfer, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall, subject as aforesaid, be binding on each Lessor, its successors and assigns, only during its period of ownership.

         29. Limitation of Lessee's Liability. The term "Lessee," as used in this Lease, so far as covenants and obligations on the part of Lessee are concerned, shall be limited to mean and include only the owner at the time in question of the leasehold interest in the Premises, and in the event of any transfer of the title to such leasehold the then Lessee shall be automatically freed and relieved from and after the date of such transfer of all personal liability for the performance of and covenants or obligations on the part of Lessee contained in this Lease thereafter to be performed.

         30. Estopped Certificates. Lessee or Lessor, as the case may be, will execute, acknowledge and deliver to the other and/or to the Fee Lender and the Leasehold Lender, promptly upon request, its certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (b) the dates, if any, to which the Base Rent, Adjusted Rent and Additional Rent have been paid, (c) whether there are then existing any charges, offsets or defenses against the enforcement by Lessor of any agreement, covenant or condition hereof on the part of Lessee to be performed or observed (and, if so, specifying the same), and (d) whether there are then existing any defaults by Lessee in the performance or observance by Lessee of any agreement, covenant or condition hereof on the part of Lessee to be performed or observed and whether any notice has been given to Lessee of any default which has not been cured (and, if so, specifying the same). Any such certificate may be relied upon by a prospective purchaser, mortgagee or trustee under a deed of trust of the Premises or any part thereof.

         31. Holding Over. This Lease shall terminate without further notice upon the expiration of the term specified, and any holding over by Lessee after the expiration of said term shall not constitute a renewal hereof or give Lessee any rights hereunder or in or to the Premises, except as otherwise herein provided, it being understood and agreed that this Lease cannot be renewed, extended or in any manner modified except in writing signed by Lessor and Lessee.

         32.  Arbitration.   Whenever,   under  any  provision  of  this  Lease,
arbitration is required then:

         (a) Lessor and Lessee shall each appoint one (1) arbitrator within thirty (30) days after a written notice requesting arbitration shall have been given by one of them to the other, and written notice of appointment shall be given to the other party.

         (b) Said two (2) arbitrators shall permit the parties to conduct reasonable discovery and to present evidence to the arbitrators and shall, within sixty (60) days after the appointment of the last-appointed arbitrator, resolve the question or dispute before them in writing, setting forth the reasons for their decision, and notify Lessor and Lessee of the results thereof.

         (c) If said two (2) arbitrators cannot agree within said period, they shall, within a period of thirty (30) additional days, agree upon and appoint a third arbitrator.

         (d) Said three (3) arbitrators shall, within thirty (30) days after the appointment of the third arbitrator, resolve the question or dispute before them in writing and notify Lessor and Lessee of the results thereof.

         (e) The decision of at least two (2) of said three (3) arbitrators, rendered in writing and setting forth in reasonable detail the reasons for the decision, shall be conclusive and binding upon Lessor and Lessee.

         (f) If either Lessor or Lessee fails to appoint an arbitrator within the time limited in subparagraph (a) above, or if the two (2) arbitrators appointed by Lessor and Lessee fail to agree upon and appoint a third arbitrator, such second or third arbitrator (as the case may be), shall be appointed by the presiding judge of the Superior Court in and for the County of Davidson upon application by either party. Except as provided hereunder, the arbitration shall proceed in accordance with the laws then in effect of the State of Tennessee relating to arbitration.

         (g) Each of the parties hereto shall pay nor the services of its appointees, attorneys and witnesses plus one-half (1/2) of the fee charged by the third arbitrator (if any) and one-half (1/2) of all other proper costs relating to arbitration.

         (h) All arbitrators appointed pursuant to this paragraph 32 shall be real estate brokers or M.A.I. appraisers who are thoroughly familiar with appraisal procedures and with commercial property values in the City of Nashville.

         33.      General Provisions

         (a) In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

         (b) Time is of the essence of each and all of the agreements, covenants and conditions of this Lease.

         (c) Except as provided in paragraph 13(a) above, whenever in this Lease the consent or approval of either Lessor or Lessee is required or permitted, the party requested to give such consent or approval will act promptly and will not unreasonably withhold its consent or approval.

         (d) Contemporaneously with the execution of this Lease, Lessor and Lessee will execute, acknowledge and record in the Official Records of the County of Davidson a Short Form Lease in the form of Exhibit B hereto.

         (e) Lessor and Lessee intend that the obligations of the Lessor to sell the Premises to Lessee and the obligations of the Lessee to purchase the Premises from the Lessor on the terms and conditions set forth in paragraph 5 hereof shall be specifically enforceable, without limitation on the right of Lessee or Lessor to seek damages or to resort to any other remedy available at law. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Lessor shall not have the right to terminate this Lease as the result of any failure by Lessee to purchase the Premises in accordance with paragraph

5. The monetary damages of Lessee arising from Lessor's breach of Lessor's obligations to sell the Premises in accordance with the terms and conditions set forth in paragraph S shall be secured by a deed of trust encumbering the Premises in the form of Exhibit D hereto, which is hereby made a part hereof. Contemporaneously with the execution of this Lease, Lessor shall execute, acknowledge and record in the official records of the County of Davidson a deed of trust in said form. In the event (i) Lessor shall fail or refuse to perform its obligations under paragraph 5, (ii) Lessee shall elect to foreclose its interest under the deed of trust recorded pursuant to this paragraph 33(e) and
(iii) Lessee shall be the successful bidder at the foreclosure sale, Lessee shall pay to Lessor following such foreclosure sale the then applicable Option Price less all costs (including reasonable attorneys' fees), losses and damages incurred or suffered by Lessee as a result of Lessor's failure to perform as required herein. If Lessor has timely tendered performance of its obligations under paragraph 5 hereof and Lessee's obligations under paragraph 5 have been breached, Lessee shall cause said deed of trust to be reconveyed on demand.

         (f) In the event of any action or proceeding at law or in equity between Lessor and Lessee to enforce any provision of this Lease or to protect or establish any right or remedy of either party hereunder, the unsuccessful party to such litigation shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred therein by such prevailing party, and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

         (g) This instrument constitutes the entire agreement between Lessor and Lessee with respect to the subject matter hereof and supersede all prior offers and negotiations, oral or written. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Lessor and Lessee.

         (h) It is intended by the parties that this Lease and the Purchase Money Note and the Purchase Money Deed of Trust are separate instruments and, except for the set-off rights referred to therein, evidence separate obligations of each of the parties thereto. The terms and provisions set forth in this Lease and in the Purchase Money Note and the Purchase Money Deed of Trust are to be read independently and enforced as provided in each such document.

                  IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date first hereinabove Written.
                           NASHVILLE LODGING COMPANY,
                           a Wisconsin limited partnership

                           By Nashville Residence Corporation,
                           a Tennessee corporation

                           By_______________________________
                           Its______________________________

                           METRIC PARTNERS GROWTH SUITE INVESTORS, L.P., a California limited partnership

                           By:      Metric Partners, an Illinois
                           general partnership, its
                           managing partner

                           By:      FGM Investment Partners,
                           L.P., a California limited
                           partnership, its general
                           partner

                           By:      FGM Investments,
                           Inc., a California
                           corporation, its
                           general partner

                           By ____________________________________
                                    Its Authorized Representative

                                    EXHIBIT A
                                       TO
                                      LEASE



                               (Legal Description)

                               AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is entered into as of this 25 day of April, 1990 by and between NASHVILLE LODGING COMPANY, a Wisconsin limited partnership ("Lessor"), and METRIC PARTNERS GROWTH SUITE INVESTORS, L. P., a California limited partnership ("Lessee").

RECITALS

     A. Lessor and Lessee entered into a Lease dated as of April 24, 1989 (the "Lease") with respect to certain land located at 2300 Elm Hill Pike, Nashville, Tennessee, upon which The Residence Inn By Marriott-Nashville (the "Hotel") is situated.

     B. In connection with and in consideration for termination of that certain Management Agreement dated as of April 24, 1989 with respect to the Hotel between Lessee and Nelson Hotels of Tennessee, Inc., a Wisconsin corporation affiliated with Lessor, Lessor and Lessee desire to amend the Lease to provide for the payment of additional Base Rent and the delivery of certain operating reports to Lessor. All terms not otherwise defined herein shall have the meanings set forth in the Lease.

     NOW, THEREFORE, Lessor and Lessee agree to amend the Lease as follows:

                                    AGREEMENT

1.   Additional Base Rent.

          a. In addition to the Base Rent described in Section 3 of the Lease and the Additional Rent described in Section 4 of the Lease, Lessee shall pay to Lessor as additional Base Rent hereunder ("Additional Base Rent") an amount equal to the lesser of (i) 1.8% of the Adjusted Gross Revenue from the operations of the Hotel for each twelve-month period commencing on May 1, 1990 and ending on April 14, 1998 (each, a "measuring year") or (ii) for each measuring year from and after May 1, 1991 1.8% of the Adjusted Gross Revenue for the prior measuring year commencing May 1, 1990 increased by the percentage of such Adjusted Gross Revenue which is the same as the percentage increase, if any, in the Consumer Price Index measured from the first day of the measuring year commencing May 1, 1991 to the end of the measuring year for which payment is being made. As used herein, "Consumer Price Index" shall mean the United States Department of Labor's Bureau of Labor Statistics' Consumer Price Index for all consumers in the State of Tennessee or the successor of such index. Lessee's obligation to pay Additional Base Rent Pursuant to this paragraph 1 shall survive the termination of this Lease prior to April 14, 1998 for any reason (including without limitation Lessee's purchase of the land pursuant to the option set forth in Section 5 of the Lease) except that set forth in subparagraph (f) below and shall continue to be payable notwithstanding such early termination.

          b.   For the purpose of calculating Additional Base
Rent, the following definitions shall apply:

               i. "Gross Revenue" shall mean all income and revenue of every kind resulting from the operation of the Hotel and all of its facilities including, without limitation, all income and revenue received from transient guests, licensees, concessionaires and other persons occupying space at and/or rendering services to the guests of the Hotel (but not the gross receipts received by such licensees, concessionaires and other persons); provided, however, that Gross Revenue shall not include, or if included, shall be reduced by the amount of the following:

                    (1)  the proceeds of any loan to Owner; and

                    (2)  any cash contributions or loans by
                    Owner.

               (ii) "Adjusted Gross Revenue" shall mean Gross Revenue in any Fiscal Year after deducting the following items (whether paid or unpaid) accruing during such Fiscal Year to the extent included in Gross Revenue:

                    (1) federal, state and municipal excise, sales and use taxes, whether collected directly from patrons, guests or users of the Hotel or charged as a part of the sales prices of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes;

                    (2) any vending machine  revenues from machines now owned by
               Owner  (other  than  sales  commissions  or  other   renumeration
               received by Owner with respect to such machines);

                    (3) the proceeds payable to Owner by reason of any hazard or
               business   interruption   insurance  policies,   title  insurance
               policies or items of a similar nature;

                    (4) the proceeds of any permanent taking by condemnation or eminent domain by any public or quasi-public authority of all or any part of the Hotel;

                    (5)  any reversal of any contingency or tax reserve;

                    (6) any cash or credit  rebates or refunds  paid to patrons, guests, lessees, concessionaires or other users of the Hotel, any correction of overcharges, the price of any merchandise given in exchange of other merchandise which does not result in additional income (or, if such exchanges result in additional income, that part of the price of such merchandise equal to the price of the returned merchandise), and any other items of the nature of those items set forth herein;

                    (7)  any allowance for bad debts;

                    (8) the proceeds to Owner from the sale or other disposition of the Hotel or any part thereof or other assets of Owner not sold in the ordinary course of business;

                    (9) any  payments  made  directly  to Owner to  induce it to
               enter  into  any  lease,   agreement  or  other   transaction  in
               connection with the Hotel;

                    (10) any proceeds from settlement of legal proceedings;

                    (11) interest on the capital replacement reserve.

          c. Except as expressly provided in subparagraphs (e), (f) and (g) below, Additional Base Rent shall be paid monthly on or before the day upon which the operator of the Hotel is paid its monthly management fee, but in no event later than the twentieth (20th) day of the month following the month in which the Adjusted Gross Revenue upon which it is computed is earned, and shall be based on the monthly profit and loss statement for the preceding month and a schedule for computation of the Additional Base Rent prepared by the operator of the Hotel and delivered to Lessor at the time the Additional Base Rent is paid. At the end of each fiscal year for the Hotel during which Additional Base Rent is payable hereunder, the amount of the Additional Base Rent due hereunder shall be adjusted to reflect changes in actual revenues and expenses shown on the year-end profit and loss statement prepared by the operator of the Hotel from those shown on the monthly statements previously delivered to Lessor, as well as changes in the Consumer Price Index which affect the maximum Additional Base Rent payable hereunder. Any Additional Base Rent due Lessor shall be paid at the time the year-end profit and loss statement is submitted to Lessor. Any overpayment of Additional Base Rent shall be credited against the next Additional Base Rent due.

          d. In the event any Additional Base Rent is not paid on or before the due date, Lessee shall be obligated to pay a late charge of $250 and the delinquent rent shall earn interest until paid at a default rate equal to one percent (1%) in excess of the Reference Rate established from time to time by the Bank of America N.T. & S.A.

          e. Notwithstanding the foregoing, Lessee's obligation to pay Additional Base Rent hereunder shall terminate in the event and as of the date Lessee sells the Hotel to any person or entity not affiliated with Lessee, provided that in the event such sale occurs prior to May 1, 1994, Lessee shall pay to Lessor on or before the date title to the Hotel is transferred to the purchaser an amount equal to 1.8% of the Adjusted Gross Revenue from the operation of the Hotel for the 12 month period immediately preceding the sale times a fraction, the numerator of which is the number of months from the date of the sale to May 1, 1994 and the denominator of which is 12.

          f. Further notwithstanding the foregoing, Lessee's obligation to pay Additional Base Rent shall terminate upon the happening of either of the following events within one (1) year from the date hereof:

               (i) Cessation of the operation of the Hotel as a hotel as a result of damage to or destruction of a material part of the Hotel;

               (ii) Cessation of the operation of the Hotel as a hotel as a result of a taking by condemnation or eminent domain of all or a material portion of the Hotel;

          g. If either of the events described in subparagraphs f.(i) and (ii) above occur at any time on or after the date which is one (1) year following the date of this Amendment, the Additional Base Rent from and after such occurrence shall be calculated based on the Adjusted Gross Revenue for the corresponding month in the 12 month period immediately preceding such occurrence and shall be payable only for the period from such occurrence through April 30, 1994.

     2.   Delivery of Reports.

          a. Lessee shall deliver to Lessor at the time each payment of Additional Base Rent is due a profit and loss statement showing the results of the operation of the Hotel for the immediately preceding month and the fiscal year to date. Lessee shall also deliver to Lessor copies of the annual budget (for the Hotel approved by Lessee) and, not less often than quarterly, any reports showing results of the operation of the Hotel for the preceding quarter and fiscal year to date as compared to the annual budget.

          b. Lessee shall also deliver to Lessor copies of all inspection reports rendered to Lessee by the franchisor of the Hotel.

     3. Defaults and Remedies. In the event Lessee fails to pay any Additional Base Rent when due, Lessor's sole remedies shall be those set forth in Section 22 of the Lease. Any failure by Lessee to perform any of its obligations under
Section 2 of this Amendment to Lease shall not constitute a default hereunder unless Lessor has given Lessee notice of such default no later than sixty (60) days following the date any such report is issued or, with respect to inspection reports prepared by the franchisor of the Hotel, sixty (60) days following receipt by Lessor of notice that an inspection has been performed and, in either case, Lessee fails to deliver such report to Lessor within thirty (30) days following receipt of Lessor's notice of default.

     4. Except as expressly amended herein, all terms and provisions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have entered into this Amendment to Lease as of the day first above written.

LESSOR:                  NASHVILLE LODGING COMPANY, a Wisconsin
                         limited partnership

                         By:  Nashville Residence Corporation, a
                              Tennessee corporation, its general
                              partner

                              By:  /s/Kenneth E. Nelson
                              -------------------------
                                   Kenneth E. Nelson, President



               [Signatures continued on next page]

LESSEE:                  METRIC PARTNERS GROWTH SUITE
                         INVESTORS, L. P., a California limited
                         partnership

                         By:  Metric Partners, an Illinois
                              general partnership, its
                              general partner

                              By:  FGM Investment Partners, L.
                                   P., a California limited
                                   partnership, its general
                                   partner

                                   By:  FGM Investments, Inc., a
                                        California corporation,
                                        its general partner

                                        By:
                                           ----------------
                                             Its Authorized
                                             Representative

                                    Exhibit A

Land in Davidson County, Tennessee, said Parcel being Lot No. 1 as shown on the subdivision Plat of the Atrium, Phase One, of record in Book 6250, page 84, Register's Office Davidson County, Tennessee, and being more particularly described by metes and bounds as follows:

Beginning at the northwest intersection of Atrium Way and Elm Hill Pike, said point being the most northerly radius return of said intersection; thence along the easterly margin of Atrium Way, North 07 deg. 57 min. 08 sec. East a distance of 109.53 feet to a point; thence South 82 deg. 02 min. 52 sec. West a distance of 5.00 feet to a point; thence around a curve to the left having a central angle of 73 deg. 59 min. 28 sec., a radius of 166.00 feet, a length of 214.37 feet, a chord which bears North 44 deg. 56 min. 52 sec. West for a distance of
199.78 feet; thence North 81 deg. 56 min. 36 sec. West, a distance of 149.69 feet to a point; thence leaving said right of way, North 18 deg. 47 min. 21 sec. East a distance of 123.44 feet to a point; thence North 50 deg. 03 min. 51 sec. East a distance of 255.00 feet to a point; thence South 69 deg. 09 min. 37 sec. East, a distance of 96.81 feet to a point; thence South 22 deg. 06 min. 36 sec. West a distance of 29.16 feet to a point; thence South 69 deg. 44 min. 06 sec. East a distance of 136.16 feet to a point; thence North 32 deg. 04 min. 16 sec., East a distance of 57.74 feet to a point; thence South 29 deg. 57 min. 39 sec. East a distance of 112.74 feet to a point; thence South 73 deg. 58 min. 30 sec. East a distance of 233.32 feet to a point; thence South 08 deg. 41 min. 38 sec. West a distance of 301.97 feet to a point situated in the northerly margin of Elm Hill Pike; thence along said road, South 82 deg. 02 min. 52 sec. West, a distance of 374.00 feet to a point; thence around a curve to the right having a central angle of 90 deg. 00 min. 00 sec., a radius of 25.00 feet, a length of
39.27 feet, a chord which bears North 52 deg. 57 min. 08 sec. West for a distance of 35.36 feet to the point of beginning and containing 5.70 acres of land, more or less, according to a survey made by Allen R. Trombo of Dale and Associates, Tennessee Registered Land Surveyor No. 1127, on April 20, 1989.

Being the same property conveyed to Nashville Residence Corp., a Tennessee Corporation, by deed from Miller Kimbrough, Jr., Trustee of record in Book 6074, page 851, Register's Office for Davidson County, Tennessee .

THERE IS INCLUDED in this conveyance easements over the herein described property for access, maintenance, use and support of such buildings and improvements.

                            SCHEDULE A

                       PERMITTED EXCEPTIONS

1. All taxes on the "Improvements" as defined herein for the year 1989 and subsequent years, a lien but not yet due and payable.

2. Deed of Trust executed by Nashville Residence Corp., a Tennessee corporation co John Kooistra, Jr., Trustee, dated June 14, 1983, and recorded in Book 6074, page 855, Register's Office of Davidson County, Tennessee, in favor of Savers Federal Savings and Loan Association, a federal savings and loan association, which states that it secures a debt in the principal sum of $9,500,000.00 payable as therein specified, together with any terms, conditions, restrictions, or limitations recited therein. The present amount due should be determined by contacting the owner of the debt.

William L. Rosenberg was appointed Successor Trustee under said deed of trust by Appointment of Successor Trustee of record in Book 6856, page 884, Register's Office Davidson County, Tennessee.

3. Financing Statement in favor of Savers Federal Savings and Loan Association, of record in Book 6074, page 893, Register's Office for Davidson County, Tennessee.

4. Statement of Continuation in favor of Savers Federal Savings and Loan Association of record in Book 7560, page 12, Registers Office for Davidson County, Tennessee.

5. Assignment of Rents and Leases in favor of Savers Federal Savings and Loan Association, of record in Book 6074, page 896, Register's Office for Davidson County, Tennessee.

6. Assignment of Construction Contract to Savers Federal Savings and Loan Association of record in Book 6074, page 907, Register's Office for Davidson County, Tennessee.

7. Assignment of Plans and Specifications to Savers Federal Savings and Loan Association, of record in Book 6074, page 914, Register's Office for Davidson County, Tennessee.

8. Assignment of Management Agreement to Savers Federal Savings and Loan Association, of record in Book 6074, page 920, Register's Office for Davidson County, Tennessee.

9.


10. Easement for flow of Simms Creek across premises.

11.


12. Encroachments, restrictions, easement and other matters shown on plat of record in Book 6250, page 84, Register's Office of Davidson County, Tennessee.

13. Agreements for Dedication of Easement for Sanitary Sewers and/or Storm Drainage to the Metropolitan Government of Nashville and Davidson County, Tennessee, of record in Book 4260, page 10, and Book 4427, page 915, Registered Office of Davidson County, Tennessee.

14. Lease between Nashville Lodging Company and Metric Partners Growth Suite Investors, L. P. executed simultaneously herewith.

                            SCHEDULE B

Land in Davidson County Tennessee said Parcel being Lot No. 1 as shown on the subdivision Plat of the Atrium Phase One, of record in Book 6250 page 84, Register's Office Davidson County, Tennessee, and being more particularly described by metes and bounds as follows:

Beginning at the northwest intersection of Atrium and Elm Hill Pike, said point being the most northerly radius return of said intersection; thence along the easterly margin of Atrium Way North 07 deg. 57 min. 08 sec. East a distance of
109.53 feet to a point;  thence South 82 deg. 02 min. 52 sec. West a distance of
5.00 feet to a point; thence around a curve to the left having a central angle of 73 deg. 59 min. 28 sec., a radius of 166.00 feet, a length of 214.37 feet, a chord which bears North 44 deg. 56 min. 52 sec. West for a distance of 199.78 feet; thence North 81 deg. 56 min. 36 sec. West, a distance of 149.69 feet to a point; thence leaving said right of way North 18 deg. 47 min. 21 sec. East a distance of 123.44 feet to a point; thence North 50 deg. 03 min. 51 sec. East a distance of 255.00 feet to a point; thence South 69 deg. 09 min. 37 sec. East, a distance of 96.81 feet to a point; thence South 22 deg. 06 min. 36 sec. West a distance of 29.16 feet to a point; thence South 69 deg. 44 min. 06 sec., East a distance of 136.16 feet to a point; thence North 32 deg. 04 min. 16 sec. East a distance of 57.74 feet to a point; thence South 29 deg. 57 min. 39 sec. East a distance of 112.74 feet to a point; thence South 73 deg. 58 min. 30 sec. East a distance of 233.32 feet to a point; thence South 08 deg. 41 min. 38 sec. West a distance of 301.97 feet to a point situated in the northerly margin of Elm Hill Pike; thence along said road, South 82 deg. 02 min. 52 sec. West, a distance of
374.00 feet to a point; thence around a curve to the right having a central angle of 90 deg. 00 min. 00 sec., a radius of 25.00 feet, a length of 39.27 feet, a chord which bears North 52 deg. 57 min. 08 sec. West for a distance of
35.36 feet to the point of beginning and containing 5.70 acres of land, more or less, according to a survey made by Allen R. Trombo of Dale and Associates, Tennessee Registered Land Surveyor No. 1127, on April 20, 1989.

Being the same property conveyed to Nashville Residence Corp., a Tennessee Corporation, by deed from Miller Kimbrough, Jr., Trustee of record in Book 6074, page 851, Register's Office for Davidson County, Tennessee.

THERE IS INCLUDED in this conveyance easements over the herein described property for access, maintenance, use and support at such buildings and improvements.

STATE OF ____WISCONSIN_________________)
                                   )    SS.
COUNTY OF ____MILWAUKEE________________)

     On , before me, the undersigned, a Notary Public in and for said state, personally appeared ____________________ and ____________________, known to me to be the  ____________________  and ____________________ of Nashville Residence
Corporation, a Tennessee corporation, the general partner of Nashville Lodging Company, a Wisconsin limited partnership, described in the attached instrument, and also known to me to be the person who executed the attached instrument on behalf of Nashville Lodging Company, and acknowledged to me that Nashville Loding Company executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal.





                                  --------------------
                                     Notary Public

                            EXHIBIT B




                         SHORT FORM LEASE

THIS INSTRUMENT PREPARED BY:
Joan H. Story, Esq.
Pettit & Martin
101 California St.
Suite 3500
San Francisco, CA 94111

          SHORT FORM OF LEASE THIS LEASE, made and entered into this ________ day of April 1989, by and between NASHVILLE LODGING COMPANY, a Wisconsin limited partnership, as Lessor, and METRIC PARTNERS GROWTH SUITE INVESTORS, L.P., a California limited partnership, as Lessee,

                              W I T N E S S E T H:

          WHEREAS Lessor is the owner of all the real property including the land (the "Land") and all buildings, structures and improvements thereon (the "Improvements"), located at 2300 Elm Hill Pike, Nashville, Tennessee, commonly known as the Residence Inn By Marriott and more particularly described in Exhibit A hereto; and

          WHEREAS Lessor wishes to sell to Lessee the Improvements and to lease to Lessee the Land, together with all rights, privileges and easements appurtenant thereto (herein collectively called the "Premises"), and Lessee wishes to purchase from Lessor the Improvements and to lease from Lessor the Premises, all as more particularly described in that certain Purchase and Sale Agreement, dated April_________ , 1989, among Nashville Residence Corporation, Lessor and Lessee.

          NOW, THEREFORE, Lessor and Lessee hereby agree as follows:

          1. That upon the covenants and conditions as set forth in that certain unrecorded lease of even date between Lessor and Lessee (said lease being hereinafter called the "Lease"), Lessor does hereby lease the Premises unto Lessee, and Lessee does hereby hire and take the Premises from Lessor. By this reference the Lease is incorporated in this instrument and made a part hereof.

          2. The term of this Lease shall commence on the date hereof and shall terminate on the ______ day of April, 2049, unless said term shall be sooner terminated under the provisions of the Lease.

          3. The Lease provides Lessee with an option (the "Option") to purchase the Premises on terms and conditions and for the consideration set forth in the Lease.

          4. This Short Form of Lease does not modify, alter, amend or change in any way the provisions of the Lease, which shall for all purposes govern and determine the relationship between Lessor and Lessee and their rights and duties with respect to this lease.

          IN WITNESS WHEREOF, the undersigned have executed this Short Form of Lease as of the day and year first hereinabove written.

                         NASHVILLE LODGING COMPANY,
                         a Wisconsin limited partnership

                         By Nashville Residence Corporation,
                            a Tennessee corporation

                            By______________________________
                               its__________________________

                            By______________________________
                               its__________________________


                         METRIC PARTNERS GROWTH SUITE INVESTORS,
                         L. P., a California limited partnership

                         By:  Metric Partners, an Illinois
                              general partnership, its managing
                              partner

                              By:  FGM Investment Partners, L.P.,
                                   a California limited
                                   partnership, its general
                                   partner

                                   By:  FGM Investments, Inc., a
                                        California corporation,
                                        its general Partner

                                        By:________________
                                             Its Authorized
                                             Representative

STATE OF ______________________)
                               )   SS
COUNTY OF______________________)

          On __________________ , before me, the undersigned, a Notary Public in and for said state, personally appeared ____________________ and __________________________ , known to me to be the __________________________
and ____________________________of Nashville Residence Corporation, a Tennessee corporation, the general partner of Nashville Lodging Company, a Wisconsin limited partnership, described in the attached instrument, and also known to me to be the person who executed the attached instrument on behalf of Nashville Lodging Company, and acknowledged to me that Nashville Loding Company executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal.



                                   -----------------------
                                        Notary Public

                                    EXHIBIT C

                             Nashville Residence Inn
                                  Ground Lease
                                  Option Price


              Base Option                            Base Option
              -----------                            -----------


  12-mo                                    12-mo
  ending        Price           Increase   ending       Price          Increase
  ------        -----           --------   ------       -----          --------

   1990       2,100,000                     2020      18,549,402       1,586,309
   1991       2,200,000         100,000     2021      20,294,342       1,744,940
   1992       2,310,000         110,000     2022      22,213,777       1,919,434
   1993       2,431,000         121,000     2023      24,325,154       2,111,378
   1994       2,584,100         133,100     2024      26,647,670       2,322,515
   1995       2,710,510         146,410     2025      29,202,437       2,554,767
   1996       2,871,561         161,051     2026      32,012,681       2,810,244
   1997       3,048,717         177,156     2027      35,103,949       3,091,258
   1998       3,243,589         194,872     2028      38,504,343       3,400,395
   1999       3,457,948         214,359     2029      42,244,778       3,740,434
   2000       3,693,742         235,795     2030      46,359,258       4,114,478
   2001       3,953,117         259,374     2031      50,885,181       4,525,926
   2002       4,238,428         285,312     2032      55,883,699       4,978,513
   2003       4,552,271         313,843     2033      51,340,069       5,478,370
   2004       4,897,498         345,227     2034      67,364,078       6,024,007
   2005       5,277,248         379,750     2035      73,990,484       6,626,408
   2006       5,694,973         417,725     2036      81,279,532       7,269,048
   2007       6,154,470         459,497     2037      89,297,485       8,017,953
   2008       6,659,917         505,447     2038      98,117,234       8,819,749
   2009       7,215,909         555,992     2039     107,818,957       9,701,723
   2010       7,827,500         611,591     2040     118,490,853      10,671,896
   2011       8,500,250         672,750     2041     130,229,938      11,739,085
   2012       9,240,275         740,025     2042     143,142,932      12,912,994
   2013      10,054,302         814,027     2043     157,347,225      14,204,293
   2014      10,949,733         895,430     2044     172,971,948      15,624,723
   2015      11,934,706         984,973     2045     190,159,142      17,187,195
   2016      13,018,177       1,083,471     2046     209,065,057      18,905,914
   2017      14,209,994       1,191,818     2047     229,861,562      20,796,506
   2018      15,520,994       1,310,999     2048     252,737,719      22,876,158
   2019      16,963,093       1,442,099     2049     277,901,490      25,163,772

                                    EXHIBIT D

                 LONG FORM DEED OF TRUST AND ASSIGNMENT OF RENTS

This Deed of Trust, made this 24 day of April, 1989 , between Nashville Lodging Co., A Wisconsin Limited Partnership ,herein called Trustor, whose address is 3 Corporate Plaza, Suite 202, Newport, California 92660 Philip Kelly , herein called Trustee and Metric Partners Growth Suite Investors, L.P. , herein called Beneficiary.

Witnesseth: That Trustor irrevocably grants transfers and assigned to trustee in trust, with power of sale, that property in Davidson County, Tennessee , described as: SEE SCHEDULE B ATTACHED HERETO.

This conveyance is subject to the matters on Schedule A attached hereto and Deed of Trust, Leasehold Deed of Trust and Security Agreement dated of even date herewith from Beneficiary (as Trustor) to Trustor (as Beneficiary).

TOGETHER WITH the rents, issues and profits thereof, SUBJECT, HOWEVER, to the right, power and authority herein-after given to and conferred upon Beneficiary to collect and apply such rents, issues and profits. For the Purpose of
Securing:
     1. Performance of each agreement of Trustor herein contained. 2. The monetary damages of Beneficiary, if any, arising from a breach by Trustor of its obligation to sell certain real property as set forth in Paragraph 5 of that certain Lease by and among Trustor, as Lessor, and Beneficiary, as Lessee dated of even date herewith.

STATE OF______________________ )
                               )   SS
COUNTY OF_____________________ )


     On ______________ , before me, the undersigned, a Notary Public in and for said state, personally appeared _______________________________ , known to me to be the authorized representative for FGM Investments, Inc., a California corporation, the general partner of FGM Investment Partners, L.P., a California limited partnership, the general partner of Metric Partners, an Illinois general partnership, the managing partner of Metric Partners Growth Suite Investors, L.P., the California limited partnership described in the attached instrument, and also known to me to be the person who executed the attached instrument on behalf of Metric Partners Growth Suite Investors, L.P. and acknowledged to me that Metric Partners Growth Suite Investors, L.P. executed the same.

          IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal.





                                   ------------------
                                     Notary Public